                                   EXHIBIT 5

                                  LAW OFFICES
                     HONIGMAN MILLER SCHWARTZ AND COHN LLP
                          2290 FIRST NATIONAL BUILDING
                              660 WOODWARD AVENUE
                          DETROIT, MICHIGAN 48226-3583
                               FAX (313) 465-8000



                                 March 29, 2001


Childtime Learning Centers, Inc.
38345 West 10 Mile Road, Suite 100
Farmington Hills, Michigan 48335

Ladies and Gentlemen:

     We have represented Childtime Learning Centers, Inc., a Michigan corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement"), for registration under the Securities Act of 1933, as amended (the "Securities Act"), of 300,000 of the Company's Common Stock (the "Common Stock"), issued or to be issued pursuant to (a) the Childtime Learning Centers, Inc. 1995 Stock Incentive Plan For Key Employees, as amended (the "Plan"), or (b) options granted under the Plan.

     Based upon our examination of such documents and other matters as we deem relevant, it is our opinion that the shares of Common Stock to be offered by the Company under the Plan pursuant to the Registration Statement have been duly authorized and, (a) when issued and granted by the Company in accordance with the Plan or (b) when issued and sold by the Company in accordance with options granted under the Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

                                 Very truly yours,

                                 /s/ HONIGMAN MILLER SCHWARTZ AND COHN LLP

                                 Honigman Miller Schwartz and Cohn LLP





                               Page 7 of 8 Pages